Exhibit 10.1

eMANAGEMENT SERVICES AGREEMENT

This eManagement Services Agreement (this “Agreement”) is entered into as of July 2, 2013 by and between E-Waste Systems, Inc. (OTCBB: EWSI) registered address 101 First St. #493, Los Altos, CA  USA  94022 either directly, through any subsidiary and/or affiliate company and through its management services unit (together “EWSI”) and Scoex. SA. De CV, a company incorporated in Mexico having its registered address of business at Misiles l5 202 Lomas del Chamizal, Cuajimalpa de Morelos, 05129 Ciudad de México, D.F. (the “Company”). EWSI and the Company are each referred to in this Agreement as a “Party” and collectively as the “Parties”.

RECITALS

Whereas, EWSI is a publicly traded and environmentally focused company supplying highly skilled management services, branded solutions for environmental processes, and related technologies to companies globally, and

Whereas, the Company is in the Technology and Supply Chain Management business and wishes to grow its business and to enhance the management, accounting, and operations of its business to such high standards that it may potentially become a public company or become attractive to others who may wish to invest in it or acquire it, and

Whereas, the Company does not have the requisite skills necessary to fully achieve its objectives in a reasonable timetable, and

Whereas, EWSI has the requisite skills and is willing to engage with the Company to help achieve its objectives, and

Whereas, the Parties wish to enter into an agreement which brings the relevant services of EWSI to the Company.

NOW THEREFORE, the Parties set forth the terms and conditions under which EWSI shall provide Management and other related services to the Company as follows:

1)	RETENTION AND SCOPE OF SERVICES

a)
The Company hereby agrees to appoint EWSI as its exclusive Sales Agent and management advisor and EWSI accepts such retention, in relation to the current and proposed operations of the Company’s Business in Mexico. The Services subject to this Agreement shall include without limitation:

i)
Exclusive Sales Agent.  EWSI shall be specifically responsible for execution of all sales activities of the Company (the ‘Sales’) as exclusive sales agent on behalf of the Company including negotiation with customers; executing and or overseeing all Sales orders, Sales invoices and all Sales transactions; collecting cash and other agreed forms of payment for the Sales; and seeing to the proper transfer of net proceeds back to the Company.  For the avoidance of doubt, and for assuming all risk and reward of the Sales, EWSI shall report all Sales activity managed under this Agreement on its own income statement and the Company shall report on its income statement the Sales managed and reported by EWSI, less the Management Services Fee and other costs of sales and expenses.  The net amount of Sales paid to the Company shall be recorded as cost of goods sold on EWSI’s income statements.

ii)
GAAP Accounting. Be responsible for executing and or overseeing the compliant processing of all accounting functions necessary for the proper management of the Company’s financial affairs according to US GAAP, and executing the quarterly and annual reporting, including oversight of annual audits and quarterly reviews with EWSI’s auditors.

iii)	General Advice. Provide general advice and assistance relating to the management and operation of the Business of the Company.
iv)	Human resources
(1)
Provide general advice and assistance in relation to the staffing of the Company, including assistance in the recruitment and employment of management personnel, administrative personnel and staff of the Company;

(2)	Provide training of management, staff and administrative personnel ; and
(3)	Assist the Company in establishing an efficient payroll management system.
v)	Business Development. Provide advice and assistance in business growth and development of the Company.
vi)
Environmental Advice. Provide advice in the implementation of practices which can lead to improvements in the operations of the Company that impact the environment, including but not limited to energy reduction, pollution control, waste and recycling, etc.

vii)	Such other advice and assistance as maybe agreed upon by the Parties.

b)
Exclusive services provider. During the term of this Agreement, EWSI shall be the exclusive provider of the Services. The Company shall not seek or accept similar services from other providers unless the prior written approval is obtained from EWSI.

c)
Intellectual property rights related to the Services. EWSI shall own all intellectual property rights developed or discovered through its own research and development, in the course of providing Services, or derived from the provision of the Services. Such intellectual property rights shall include patents, trademarks, trade names, copyrights, patent application rights, copyright and trademark application rights, research and technical documents and materials, and other related intellectual property rights including the right to license or transfer such intellectual property rights. If the Company requires the use of EWSI’s intellectual property rights, EWSI agrees to grant such intellectual property rights to the Company on terms and conditions to be set forth in a separate agreement.

2)	MANAGEMENT SERVICES FEE

a)
In consideration of the Services provided by EWSI here under, the Company shall pay to EWSI a management services fee (the “Management Services Fee”) during the term of this Agreement, payable each quarter, equivalent to 2.5% (two point five percent) of the Sales, plus expenses as defined below. Such amount shall be paid in cash to the extent determined by the Parties to be prudent and with due consideration to the cash flow requirements of the business. Any amounts not able to be immediately paid out hereunder shall be accrued and paid as funds become available. Such amounts as are deemed immediately payable shall be paid within fifteen (15) days after completion by EWSI of the financial statements referenced above.

b)
The Company will permit, from time to time during regular business hours as reasonably requested by EWSI, its agents or representatives (including independent public accountants, which maybe the Company’s), (i) to conduct periodic audits of the financial books and records of the Company, (ii) to examine and make copies and abstracts from all books, records and documents (including without limitation, computer tapes and disks) in the possession or under the control of the Company,(iii) to visit the offices and properties of the Company for the purpose of examining such materials described in Item (ii) above, and (iv) to discuss matters relating to the performance by the Company hereunder with any of the officers or employees of the Company having knowledge of such matters. EWSI may exercise the audit rights described herein at anytime, provided that EWSI provides a ten (10)-day written notice to the Company specifying the scope, purpose and duration of such audit. All such audits shall be conducted in such a manner as not to interfere with the Company’s normal operations.

c)
The Company shall not be entitled to set off any amount it may claim that is owed to it by EWSI against any Management Services Fee payable by the Company to EWSI unless the Company obtains EWSI’s prior written consent.

d)
The Management Services Fee shall be paid promptly by telegraphic transfer or other means to EWSI’s bank account or to such other account or accounts as maybe specified in writing from time to time by EWSI.

e)
Should the Company fail to pay all or any part of the Management Services Fee to EWSI under this Clause 3 within the time limits stipulated, the Company shall pay to EWSI interest for the amount over due based on the three (3)-month lending rate for commercial loans published by the national bank of Mexico on the relevant due date.

f)
All payments to be made by the Company hereunder shall be made free and clear and without any consideration of tax deduction, unless the Company is required to make such payment subject to the deduction or withholding of tax.

g)
In addition to the Management Services Fee mentioned above, the Company agrees to reimburse EWSI for all necessary expenses related to the performance of this Agreement, including but not limited to, travel expenses, expert fees, printing fees and mail costs.

h)	The Company also agrees to reimburse EWSI for taxes (not including income tax), customs and other expenditures related to EWSI’s performance of this Agreement.

i)	Pledge. The Company shall grant to EWSI a general securities pledge over the assets of the Company as security for the payment of the Management Services Fee (as defined below).

3)	FURTHER TERMS OF COOPERATION

a)	Banking. All business revenue of the Company shall be directed in full by EWSI and the Company into only those bank account(s) agreed to in writing by the Parties.

b)	Revenue Reporting. EWSI shall have the irrevocable right, at its sole discretion, to report all Sales and directly related costs of Sales on its Income Statement during the Term of this Agreement.

c)
Option to Acquire.  During the term of this Agreement, and for twelve months thereafter, the Company shall grant EWSI the right of first refusal to acquire the Company in whole or in part via an option agreement to be separately executed

d)
Branding.  The Parties shall jointly cooperate in creating an ‘e’ branding (part of the intellectual property of EWSI) to be used in any and all websites, marketing materials, sales literature, etc. in support of the Sales.

e)
Waste Recycling.  The Parties shall jointly implement the use of all available zero-landfill recycling, and shall adhere to all the principles of EWSI associated with the processing of end of life electronics and other related assets.

f)	eWaste CC. The Parties shall attempt to make use of all available opportunities to deploy EWSI’s carbon credit trading solutions during the term of this Agreement.

4)	UNDER TAKINGS OF THE COMPANY

The Company hereby agrees that, during the term of this Agreement it will do all things and take all steps necessary to achieve the following in support of the Services:

a)
Information covenants. The Company shall support and provide to EWSI the following information as directed and requested by EWSI (Unless otherwise expressly provided herein all financial information shall be prepared and provided in accordance with generally accepted accounting principles of the United States consistently applied (US-GAAP) :

i)
Preliminary monthly reports. Within five (5) business days from the end of each calendar month the preliminary income statements and balance sheets of the Company shall be prepared and delivered as of the end of such calendar month.

ii)
Final monthly reports. Within ten (10) business days from the end of each calendar month, a final report from the Company on the financial and business operations of the Company as of the end of such calendar month shall be provided, setting forth the comparison of financial and operation figures for the corresponding period in the preceding financial year.

iii)
Quarterly reports. As soon as available and in any event with in thirty (30) days after each Quarterly Period (as defined below), unaudited consolidated and consolidating statements of income, retained earnings and changes in financial positions of the Company and any subsidiaries for such Quarterly Period, and for the period from the beginning of the relevant fiscal year to such Quarterly Period, setting forth in each case the actual versus budgeted comparisons and a comparison of the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of the Company’s Chief Financial Officer, and such certificate shall state that the said financial statement fairly represent the consolidated and consolidating financial conditions and results of operations, as the case maybe, of the Company and its subsidiaries, in accordance with US-GAAP for such period (subject to normal year-end audit adjustments and the preparation of notes for the audited financial statements). For the purpose of this Agreement, a “Quarterly Period” shall mean the last day of March, June, September and December of each year, the first of which shall be the first Quarterly Period following the date of this Agreement; provided that if any such Quarterly Period is not a business day, then such Quarterly Period shall be the next succeeding businesses day.

iv)
Annual audited accounts. If demanded by EWSI, then within three (3) months after the end of each financial year, the Company’s annual audited accounts (setting forth in each case the comparison of the corresponding figures for the preceding financial year), shall be prepared.

v)
Notice of litigation. The Company shall notify EWSI, within one (1) business day of obtaining the knowledge thereof, of (i) any litigation or governmental proceeding pending against the Company and (ii) any other event which is likely to have a material adverse effect on the business, operations, properties, assets, conditions or prospects of the Company.

vi)	Other information. From time to time, such other information or documents as EWSI may reasonably request.

b)
Books, records and inspections. The Company shall keep accurate books and records of its business activities and transactions and all other legal requirements. During an appropriate time and within a reasonable scope requested by EWSI from time to time, the Company will permit EWSI’s officers and designated representatives to visit the premises of the Company and to inspect, under the guidance of the Company’s officers, the Company’s books and records, and to discuss the affairs, finances and accounts of the Company.

c)
Compliance with laws. The Company shall abide by all applicable laws, regulations and orders of all relevant governmental administration, in respect to its business and the ownership of its property, including without limitation, maintenance of valid and proper governmental approvals and licenses necessary to provide the services, unless such non compliance will not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, conditions or prospects of the Company.

d)
Compliance with EWSI Standards of Performance.  The Company shall agree to abide by EWSI’s Code of Business Conduct and Ethics and Insider Trading Policies, which are posted and maintained on EWSI’s website.

5)	INFORMATION COVENANTS

The Company covenants and agrees that, during the term of this Agreement, that it will not do or take any action which could have an impact on the proper GAAP accounting of the Company, without providing written notice to EWSI of its intent to do so such that EWSI can give its opinion, provide its advice and account for its impact, regarding the action being contemplated, including without limitation the following:

a)	Equity. The issuance, purchase or redemption of any equity or debt, or securities of the Company.

b)
Liens. The creation of any Lien upon or with respect to any property or asset (real or personal, tangible or intangible) of the Company whether existing or hereafter acquired, including liens for taxes; and

c)
Consolidation, merger, sale of assets and etc. The negotiation of any transaction of merger or consolidation, or conveyance, sale, lease or other disposal of all or any part of its property or assets; or the purchase or other acquisition of any property or assets of others.

d)
Dividends. The payment of any dividends, return of any capital to its shareholders or any other such distribution, payment or delivery of property or cash to its shareholders, or the set aside of any funds for any of the foregoing purposes.

e)	Leases. The agreement to rent or lease any real or personal property.

f)	Indebtedness. Entering into any contract to create, incur, assume or suffer to exist any indebtedness.

g)
Advances, investment and loans. The lending of money or credit or making advances to any Person, or to purchase or acquire any stock, obligations or securities of, or any other interest in, or making any capital contribution to, any other Person.

h)
Transactions with Affiliates or Related Parties (as defined below).  The entry into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate or Related Party of the Company. “Affiliate”, with respect to the Company shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization, entity or other organization or any government body that directly or indirectly controls, or is under common control with, or is controlled by, the Company. “Related Parties” shall mean the shareholders of the Company and (a) each individual who is, or who has at any time been, an officer, director or executive employee of the Company of any Affiliate; (b) each member of the family of the shareholders of the Company and each of the individuals referred to in Item “(a)” above; and (c) any entity in which anyone of the individuals referred to in Items “(a)” and “(b)” above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.

i)	Capital expenditures. The making of any expenditure for fixed or capital assets.

j)	Modifications to debt arrangement, agreements or articles of association.

k)	Line of business. The engagement of any business other than those types of business prescribed within the business scope of the Company’s business license.

6)	REPRESENTATIONS AND WARRANTIES OF EWSI

EWSI here by represents and warrants as follows:

a)
It has the power to enter into and perform this Agreement in accordance with its constitutional documents and business scope, and has taken all necessary action to obtain all consents and approvals necessary to execute and perform this Agreement.

b)	The execution and performance of this Agreement by EWSI does not and will not result in any violation of enforceable or effective laws or contractual limitations.

c)
EWSI hereby warrants to the Company that other than the Management Service Fee and any relevant expenses owed to it, this Agreement does not give rise to any claim to the profits of the Company now or in the future.

d)	Upon execution, this Agreement shall constitute the legal, valid and binding obligation of EWSI and maybe enforceable in accordance therewith.

7)	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants as follows:

a)	The Company is a company duly registered and validly existing under the laws of Mexico, and is authorized to enter into this Agreement.

b)
The Company has the power to execute and perform this Agreement in accordance with its constitutional documents and business scope, and has taken all necessary action to obtain all consents and approvals necessary to execute and perform this Agreement. Each transaction document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance  with its terms except: (i) as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

c)
The Company affirms that it and its shareholders remain completely responsible for the financial affairs of the Company and hereby indemnifies and holds EWSI harmless from any financial losses incurred in the course of its operations.

8)	FINANCIAL EFFECTIVE DATE, TERM AND TERMINATION

a)	This Agreement shall take effect on the date of its execution and shall remain in full force and effect unless terminated pursuant to this clause.

b)	Notwithstanding any other provision hereof, all references herein to accounting or financial matters shall set as a reference date, the first day of the quarter immediately preceding the date hereof.

c)	This Agreement may be terminated:

i)
By either Party giving a written notice to the other Party if the other Party has committed a material breach of this Agreement and such breach, if capable of remedy, has not been so remedied within fourteen (14) days, in the case of breach of a non-financial obligation, following the receipt of such written notice;

ii)
By either Party giving a written notice to the other Party if the other Party becomes bankrupt or insolvent or is the subject of proceedings or arrangements for liquidation or dissolution or ceases to carry on business or becomes unable to pay its debt as they become due;

iii)	By either Party giving a written notice to the other Party if, for any reason the operations of either Party are terminated;

iv)	By either Party giving a written notice to the other Party if circumstances arise which materially and adversely affect the performance or the objectives of this Agreement; or

v)	By EWSI giving a written notice to the Company at EWSI’s sole discretion, with or without reasons.

vi)	By mutual agreement in writing between the Parties

d)
Any Party electing to terminate this Agreement shall have no liability to the other Party for indemnity, compensation or damages arising solely from the exercise of such termination right. For avoidance of any doubt, either Party’s right to claim against the other Party for compensation for breach of this Agreement by such other Party shall not be affected. The expiration or termination of this Agreement shall not affect the continuing liability of the Company to pay any Management Services Fee already accrued or due and payable to EWSI. Upon expiration or termination of this Agreement, all amounts then due and unpaid to EWSI by the Company hereunder, as well as all other amounts accrued but not yet payable to EWSI by the Company, shall hereby become due and payable by the Company to EWSI.

9)	EWSI’S REMEDY UPON THE COMPANY’S BREACH

In addition to the remedies provided elsewhere under this Agreement, EWSI shall be entitled to remedies permitted under USA laws, including without limitation, compensation for any direct and indirect losses arising from the breach and legal fees incurred to recover losses from such breach.

10)	CONFIDENTIALITY

The Parties agree to abide by the separate confidentiality agreement previously signed by the Parties and included by reference herein.

11)	AGENCY

Other than the Sales agency conferred upon EWSI by the Company under this Agreement, the Parties remain independent contractors, and nothing in this Agreement shall be construed to constitute either Party to be the agent, partner, legal representative, attorney or employee of the other Party for any other purpose whatsoever. Neither Party shall have the power or authority to bind the other Party except as specifically set out in this Agreement.

12)	INDEMNITIES

The Company shall indemnify EWSI against any loss, damage, liability or expenses suffered or incurred by EWSI as a result of or arising out of any litigation, claim or compensation request relating to the Services provided by EWSI to the Company under this Agreement.

13)	GOVERNING LAW AND DISPUTE RESOLUTION

a)	This Agreement shall be governed by, and construed in accordance with the laws of the state of Nevada USA.

b)
Arbitration. Any dispute arising from, out of or in connection with this Agreement shall be settled through amicable negotiations between the Parties and/or arbitration in accordance with this Clause. Such negotiations shall begin immediately after one Party has delivered to the other Party a written request for such negotiation. If, within ninety (90) days following the date of such notice, the dispute cannot be settled through negotiations, the dispute shall, upon the request of either Party with notice to the other Party, be submitted to arbitration by American Arbitration Association International Center for Dispute Resolution.  The Parties  shall  jointly  appoint  a  qualified  interpreter  for  the  arbitration  proceeding  if necessary  and  shall  be  responsible  for  sharing  in  equal  portions  the  expenses  incurred  by  such appointment. The arbitration proceeding shall take place in the US. The outcome of the arbitration shall be final and binding and enforceable upon the Parties.

c)
Cooperation and disclosure. Each Party shall cooperate with the other Party in making full disclosure of and providing complete access to all information and documents requested by the other Party in connection with such proceedings, subject only to any confidentiality obligations binding on such Parties.

d)
Jurisdiction. Award rendered by the arbitration may be entered into by any court having jurisdiction or application may be made to such court for a judicial recognition of the judgment or any order of enforcement thereof.

e)
Continuing obligations. During the period when the relevant dispute is being resolved, the Parties shall continue their implementation of the rest part of this Agreement other than the relevant dispute being resolved.

14)	ASSIGNMENT

No part of this Agreement shall be assigned or transferred by either Party without the prior written consent of the other Party. Any such assignment or transfer shall be void. EWSI, however, may assign its rights and obligations hereunder to any of its Affiliates without the Company’s consent.

15)	NOTICE

Notice or other communications required to be given by any Party pursuant to this Agreement shall be written in English and delivered personally or sent by registered mail or by a recognized courier service or by facsimile transmission to the address of the relevant Party set forth below. The date when the notice is deemed to be duly served shall be determined as the follows:(a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served the third (3rd) day after the date; and(c) a notice sent by facsimile transmission is deemed duly served upon the time shown on the transmission confirmation of relevant documents.

To EWSI

The Secretary
E-Waste Systems, Inc.
101 First Street, #493
Los Altos, CA USA 94022

To The Company

The Director General
Scoex SA de CV
Misiles l5 202 Lomas del Chamizal, Cuajimalpa de Morelos, 05129 Ciudad de México, D.F.

16)	MISCELLANEOUS

a)
The failure or delay in exercising a right or remedy under this Agreement shall not constitute as waiver of the right or remedy, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy.

b)
Should any clause or any part of any clause contained in this Agreement be declared invalid, illegal or unenforceable for  any  reason  whatsoever,  all  other  clauses  or  parts  of  clauses  contained  in  this Agreement shall remain in full force and effect.

c)	This Agreement constitutes the entire agreement between the Parties relating to the subject matter of this Agreement and supersedes all previous agreements.

d)	No amendment or variation of this Agreement shall be valid unless it is in writing and executed by the Parties or their respective authorized representatives.

e)	This Agreement shall be executed in two (2) originals in English, which shall be equally valid. Each Party retains one (1) original

The headings in this Agreement shall not affect the interpretation of this Agreement.

[Signature page to follow]

[Signature Page]

IN WITNESS THERE OF this Agreement is duly executed by each Party on the date first set forth above.

E-Waste Systems, Inc.

/s/              Mr. Martin Nielson
Name:        Mr. Martin Nielson
Title:          Chief Executive Officer

Company Name

/s/               Mr. Armando Flores
Name:         Mr. Armando Flores
Title:           President

Signature page to Management Service Agreement